EXHIBIT 32.1

Certification of Chief Executive Officer,

Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Annual Report of Thunder Energies Corporation, (the “Company”) on Form 10-K for the period ending December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Ruggero M. Santilli, Chief Executive Officer, Principal Executive Officer and Principal Financial Officer of the Company, certify, to my knowledge that:

(i)	the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

THUNDER ENERGIES CORPORATION

Date: April 14, 2017	By:	/s/: Dr. Ruggero M. Santilli
Dr. Ruggero M. Santilli Chief Executive Officer Principal Executive Officer Principal Financial Officer